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                                                                  Exhibit 3.19

                                 State of North

                                    Carolina

                      Department of the Secretary of State

                             ARTICLES OF RESTATEMENT
                            FOR BUSINESS CORPORATION

 Pursuant to Sections 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of restating its Articles of Incorporation.

 I .The name of the corporation is: CAROLINA OFFICE EQUIPMENT COMPANY
 2. The text of the Restated Articles of Incorporation is attached.
 3.     (Check a, b, c, and / or d, as applicable.)

         a.- These Restated Articles of Incorporation were adopted by the board of directors and do not contain an amendment.

         b. These Restated Articles of Incorporation. were adopted by the board of directors and contain an amendment not requiring shareholder approval.. (Set forth a brief explanation of why shareholder approval was not required for such amendment.)

         C. X     These Restated Articles of Incorporation, which contain an
           ---    amendment requiring shareholder approval, and shareholder
                  approval was obtained as required by Chapter 55 the North
                  Carolina General Statutes.

 4. If the Restated Articles of Incorporation contain an amendment providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows: See 1 in Addendum

 5. These articles will be effective upon filing, unless a delayed date and/or time is specified: October 1, 1998

This the 25th day of September 1098

 CAROLINA OFFICE EQUIPMENT COMPANY

           /s/  Mark D. Director
           (Signature)
           Mark D. Director
           (Type or Print Name and Title)

 NOTES:

 1. Filing fee is $10, unless the Restated Articles of Incorporation include an amendment ~ in which case the filing fee is $50. This document and one
    exact or conformed copy of these articles must be    filed with the
    Secretary of State

                               (Revised July 1994)

  CORPORATIONS DIVISION        300 N. SALISBURY STREET           RALEIGH, NC
    27603-5909
 (N. C. 1213 - 8/18/94)

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                                    Addendum



Upon the effectiveness of this amendment, the 100 shares of Common Stock, par value $100 per share of the Corporation (the "Old Stock"), that are issued and outstanding shall be converted into 1,000 issued shares of Common Stock, no par value per share, of the Corporation (the "New Stock"), on the basis of ten shares of New Stock for each share of Old Stock. Upon the effectiveness of this amendment, holders of issued shares of the Old Stock, upon surrendering certificates evidencing the issued shares of Old Stock for cancellation, shall be entitled to receive certificates of the New Stock on the basis set forth above.

                                     I OF I


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                             STATE OF NORTH CAROLINA

                      DEPARTMENT OF THE SECRETARY OF STATE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


1.       The name of the corporation is: US Office Products, Carolinas District,
                                        ----------------------------------------
         Inc.
         -----

2.       The duration of the corporation shall be perpetual
                                                  ------------------------------
3.       The corporation is authorized to issue 1,000 shares.  These shares
                                                -----
         shall be: (check a or b)

         a.   X   all of one class, designated as common stock; or
            -----

         b. divided into classes or series within a class as provided in ----- the attached aschedule, in accordance with NCGS ss.55-6-01.



4. The street address and county of the registered office of the corporation is:

         Number and Street: 225 Hillsborough Street
                           -----------------------------------------------------
         City, State, Zip Code: Raleigh, North Carolina  27603  County Wake
                               -------------------------------        ----------

5. The mailing address if different from the street address of the registered office is:

         -----------------------------------------------------------------------
6.       The name of the registered agent is:   C T Corporation System
                                             -----------------------------------

7. Any other provisions which the corporation elects to include are as follows:

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

8.       The purpose of the corporation is as follows:

         To render all services and do all things necessary or incidental to the
         -----------------------------------------------------------------------
         carrying on of any businesses in which this corporation may lawfully
         -----------------------------------------------------------------------
         engage.

9. These articles will be effective upon filing, unless a date and/or time is specified:

         October 1, 1998
         -----------------------------------------------------------------------

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         This the 25th day of September, 1998.

                                   US Office Products, Carolinas District, Inc.

                                    /s/ Mark D. Director
                                    --------------------------------------------
                                       Signature

                                    Mark D. Director, Vice President

         NOTES:

         1. Filing fee is $100. One executed original and one exact or conformed copy of these articles must be filed with the Secretary of State.